EXHIBIT 99.12

BIOADAPTIVES MANAGEMENT ADDITIONS

Las Vegas, Nevada – June 10, 2021. BioAdaptives, Inc. (OTCMkts: BDPT) announced the appointment of Charles Townsend as Chief Operating Officer and as a director. Robert W. Ellis will remain as President and has also been appointed as a director. Ronald Lambrecht has been reappointed as Chief Financial Officer.

Mr. Townsend brings over 30 years of experience in operations and enterprise marketing to the BioAdaptives team. Mr. Townsend has a Bachelor of Arts degree in accounting from the University of Texas and an MBA from the University of North Texas. He served as an officer in the U.S. Navy Submarine Force prior to private business.

Mr. Townsend has been cost accounting manager, comptroller, and Chief Financial Officer for several private and public companies, including NYSE and OTC companies. Mr. Townsend has been personally responsible for growing and servicing corporate and individual customer bases for software companies in the telecommunications, home health care and security industries, as well as developing investment banking relationships with institutional finance partners for purposes of acquisitions, mergers and corporate funding requirements. Most recently, Mr. Townsend served as a Census Field Manager for the US Department of Commerce 2020 national census. Mr. Townsend is not currently an officer or director of any publicly traded company.

The Company reappointed Robert Ellis as President and Ronald Lambrecht as Chief Financial Officer. Mr. Ellis was also appointed as a director of the Company, joining Mr. Townsend and Dr. Edward Jacobs, M.D.,, who also serves as Chief Executive Officer on the Company's Board of Directors.

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief; anti-viral activity and immune defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for dogs and horses have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimaLungs™, PrimiCell® and PluriPain® for humans and Canine Regen®, Equine Regen® and Equine All-in-One™ for dogs and horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has over 77,000 current shareholders.

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Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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